                                                                   EXHIBIT 20.9


                          UCFC ACCEPTANCE CORPORATION
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATES
                          SERIES 1996-C1 AND 1996-C2
                              RESERVE FUND TRUST
                        STATEMENT TO CERTIFICATEHOLDERS

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                                                DISTRIBUTIONS IN DOLLARS
                               PRIOR                                                                              CURRENT
             ORIGINAL      PRINCIPAL                                                REALIZED      DEFERRED      PRINCIPAL
 CLASS     FACE VALUE        BALANCE      INTEREST     PRINCIPAL         TOTAL        LOSSES      INTEREST        BALANCE
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A TRUST          0.00           0.00          0.00          0.00          0.00          0.00          0.00           0.00
B TRUST          0.00           0.00          0.00          0.00          0.00          0.00          0.00           0.00



















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TOTALS           0.00           0.00          0.00          0.00          0.00          0.00          0.00           0.00
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              FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                              PASS-THROUGH
                               PRIOR                                                 CURRENT                RATES
                           PRINCIPAL                                               PRINCIPAL
 CLASS      CUSIP            BALANCE      INTEREST     PRINCIPAL         TOTAL       BALANCE       CURRENT           NEXT
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A TRUST                     0.000000      0.000000      0.000000      0.000000      0.000000          NA             NA
B TRUST                     0.000000      0.000000      0.000000      0.000000      0.000000          NA             NA


















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SELLER:               UCFC Acceptance Corporation                ADMINISTRATOR:              Vince Valdes
SERVICER:             United Companies Lending Corporation                                   Bankers Trust Company
LEAD UNDERWRITER:     Prudential Secutities Incorporated                                     3 Park Plaza
RECORD DATE:          November 29, 1996                                                      Irvine, CA 92714
DISTRIBUTION DATE:    December 16, 1996                          FACTOR INFORMATION:         (800) 735-7777
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                                       (C) COPYRIGHT 1996 Bankers Trust Company